UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	0-19292	03-0300793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4960 Conference Way, North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2005, the Compensation Committee of the Board of Directors of Bluegreen Corporation (the “Company”) took the following actions relating to executive compensation.

2004 Executive Compensation Matters

The Compensation Committee approved the payout of cash bonuses for 2004 to the Company’s executive officers under the Company’s annual incentive program. Bonuses under this program are generally based upon the Company’s profitability and the achievement of individual performance competencies and goals.

The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) under the annual incentive program are set forth in the table below.

Name	Amount of 2004 Bonus
George F. Donovan	$662,129
John F. Chiste*	$397,277
Douglas O. Kinsey	$150,000
Daniel C. Koscher	$915,710
John M. Maloney, Jr.	$458,500

2005 Executive Compensation Matters

The Compensation Committee established annual base salaries and a target cash bonus amount based upon performance measures and targets for each of the Company’s executive officers. The bonuses were established under the Company’s annual incentive program for 2005 for each of the executive officers. The bonus amount payable is based upon the executive’s performance in relation to specified corporate goals. In the case of Messrs. Donovan, Koscher and Maloney, the 2005 bonus opportunity includes both a Base Bonus and Excess Bonus. The Base Bonus opportunity, which is 75% of each officer’s base salary, will be payable upon the attainment of certain performance targets. The Excess Bonus opportunity is an additional 2% of base salary for every 1% that actual results exceed those certain performance targets. Mr. Kinsey’s bonus is discretionary, and will be granted based on an annual assessment of Mr. Kinsey’s performance. The bonus opportunity for each of the Company’s executive officers was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The amount of the 2005 base salary for 2005 for each of the Company’s 2004 “named executive officers” are set forth in the table below:

Name	Amount of 2005 Base Salary
George F. Donovan	$500,000
John F. Chiste*	$300,000
Douglas O. Kinsey	$300,000
Daniel C. Koscher	$300,000
John M. Maloney, Jr.	$300,000

*Mr. Chiste is no longer with the Company effective April 15, 2005.

Item 2.02 Results of Operations and Financial Condition

The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On April 26, 2005, Bluegreen Corporation issued a press release announcing its financial results for the quarter ended March 31, 2005. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Press Release dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION
Date: May 9, 2005
By: /S/ ANTHONY M. PULEO
Name: Anthony M. Puleo
Title: Senior Vice President and Interim Chief Financial Officer